UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2015 (May 19, 2015)

INTERACTIVE INTELLIGENCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	000-54450 (Commission File Number)	45-1505676 (IRS Employer Identification No.)

7601 Interactive Way Indianapolis, IN 46278 (Address of principal executive offices, including zip code)

(317) 872-3000 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Purchase Agreement

On May 26, 2015,  Interactive Intelligence Group, Inc. (the “Company”) completed its previously announced offering of $150.0 million aggregate principal amount of its 1.25% Convertible Senior Notes due 2020 (the “Notes”). The Notes were sold in a private placement under a purchase agreement, dated as of May 19, 2015 (the “Purchase Agreement”), entered into by and among the Company and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC as representatives (collectively, the “Representatives”) of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for resale to qualified institutional buyers as defined in, and in reliance on, Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company has also granted the Initial Purchasers an option to purchase, within a 30-day period, up to an additional $22.5 million principal amount of Notes from the Company solely to cover over-allotments.  As of the date of this Current Report, the Initial Purchasers have not exercised their over-allotment option.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and customary conditions to closing. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities. Furthermore, the Company has agreed with the Initial Purchasers not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company’s common stock, par value $0.01 per share (the “common stock”) or any other securities convertible into or exercisable or exchangeable for the Company’s common stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company’s common stock, whether any such transaction described above is to be settled by delivery of the Company’s common stock or such other securities, in cash or otherwise, or publicly announce the intention to do any of the foregoing, subject to certain exceptions set forth in the Purchase Agreement, for a period of 90 days after the date of the private offering memorandum relating to the offering of the Notes without the prior written consent of each of the Representatives.

The above description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Indenture

On May 26, 2015,  the Company entered into an indenture (the “Indenture”) with respect to the Notes with U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be general unsecured obligations of the Company and bear interest at a rate of 1.25% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2015. The Notes will mature on June 1, 2020, unless earlier repurchased or converted in accordance with their terms.  The Notes are not redeemable prior to maturity, and no sinking fund is provided for the Notes.

The Notes are convertible into cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock. The conversion rate is initially 16.3303 shares of the Company’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $61.24 per share of the Company’s common stock), subject to adjustment upon the occurrence of certain events. The initial conversion price represents a premium of approximately 35% to the $45.36 per share closing price of the Company’s common stock on The NASDAQ Global Select Market on May 19, 2015. Prior to the close of business on the business day immediately preceding March 3, 2020, the Notes will be convertible at the option of the holders of the Notes only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2015 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after March 3, 2020 until the close of business on the second scheduled trading day immediately preceding the maturity date of the Notes, holders may convert their Notes at their option at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at the Company’s election.

The conversion rate is subject to customary anti-dilution adjustments. In addition, holders who convert their Notes in connection with certain corporate events, defined in the Indenture as  a “make-whole fundamental change,” occurring prior to the maturity date of the Notes may, under certain circumstances, be entitled to an increase in the conversion rate for the Notes so surrendered for conversion. If the price of the Company’s common stock at the time of conversion is greater than $200.00 per share or less than $45.36 per share (subject to adjustment in the same manner as the conversion rate as set forth in the Indenture), no additional shares will be added to the conversion rate.  In no event will the conversion rate per $1,000 principal amount of Notes exceed 22.0458 shares of the Company’s common stock, subject to adjustment in the same manner as the conversion rate as set forth in the Indenture.

If the Company undergoes a “fundamental change,” as defined in the Indenture, prior to maturity, subject to certain conditions, holders may require the Company to repurchase for cash all or part of their Notes in a principal amount of $1,000 or a multiple thereof. The fundamental change purchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture provides for certain events of default, including, among other things, failure to pay interest on any Note when due and payable if such failure continues for 30 days; failure to pay any principal of any Note when due and payable at maturity, upon any required repurchase, upon declaration of acceleration or otherwise;  failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon the exercise of a holder’s conversion right; failure to provide timely notices of a fundamental change or certain specified corporate transactions; failure by the Company to comply with its obligations under the Indenture with respect to consolidation with or merger with or into, or sale, transfer or lease of all or substantially all of the Company’s properties and assets to, another person; failure to comply with the other agreements in the Notes or the Indenture for a period of 60 days after written notice of noncompliance has been received by the Company; default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for borrowed money in excess of $20.0 million resulting in such indebtedness becoming or being declared due and payable or constituting a failure to pay the principal of any such indebtedness when due and payable, if such default is not cured or waived, or such acceleration is not rescinded within 30 days after notice is provided to the Company; a final judgment or judgments for the payment of $20.0 million or more is rendered against the Company and/or any of its significant subsidiaries, which judgment is not discharged or stayed within 60 days after the date on which the right to appeal has expired if no such appeal has commenced or the date on which all rights to appeal have been extinguished; and certain events of bankruptcy, insolvency and reorganization of the Company or any of its significant subsidiaries. In addition, the Company will pay additional interest, if any, at its election as the sole remedy relating to the failure to timely comply with its reporting obligations as described in the Indenture.

 The Indenture also contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the Notes to be due and payable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture (and the form of Notes included therein), which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Capped Call Transactions

In connection with the pricing of the Notes, on May 19, 2015, the Company entered into privately-negotiated capped call transactions (the “Capped Call Transactions”) with each of Morgan Stanley & Co. LLC, JPMorgan Chase Bank, National Association, London Branch and Royal Bank of Canada  (collectively, the “Option Counterparties”). The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon any conversion of Notes in the event that the market price of the Company’s common stock is greater than the strike price of the Capped Call Transactions (which initially corresponds to the initial conversion price of the Notes and is subject to certain adjustments under the terms of the Capped Call Transactions), with such reduction subject to a cap based on the cap price of the Capped Call Transactions.  The Capped Call Transactions have an initial cap price of $79.38 per share, which represents a premium of approximately 75% over the closing price of the Company’s common stock on The NASDAQ Global Select Market on May 19, 2015, and is subject to certain adjustments under the terms of the Capped Call Transactions.  The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of the Company’s common stock that underlie the Notes. The Company used approximately $12.8 million of the net proceeds from the issuance of the Notes to pay the cost of the Capped Call Transactions.   If the Initial Purchasers exercise their over-allotment option, the Company expects to use a portion of the proceeds from the sale of the additional Notes to enter into additional capped call transactions with the Option Counterparties.

The Capped Call Transactions are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The above description of the Capped Call Transactions is a summary only and is qualified in its entirety by reference to the Form of Capped Call Confirmation for the Capped Call Transactions, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The Notes were sold to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act. The Notes and the Company’s common stock issuable upon conversion of the Notes, if any, at the Company’s election, have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, or in any other jurisdiction in which such offer, solicitation or sale would be unlawful.

The net proceeds from the offering of the Notes were approximately $145.1 million, after payment of the Initial Purchasers’ discount and estimated offering expenses payable by the Company. The Company paid approximately $12.8 million of the net proceeds from the offering of the Notes to the Option Counterparties to pay the cost of the Capped Call Transactions. The Company intends to use the remaining net proceeds from the offering for working capital and other general corporate purposes.

Additional information pertaining to the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes is contained in Item 1.01 of this Current Report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following items are filed as exhibits to this Current Report on Form 8-K:

4.1	Indenture with respect to the Company’s 1.25% Convertible Senior Notes due 2020, dated as of May 26, 2015, between the Company and U.S. Bank National Association, as trustee
4.2	Form of $150,000,000 aggregate principal amount of 1.25% Convertible Senior Notes due 2020 (included in Exhibit 4.1 hereto)
10.1

Purchase Agreement, dated May 19, 2015, among the Company, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several initial purchasers named therein

10.2	Form of Capped Call Confirmation between the Company and each Option Counterparty

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/

INTERACTIVE INTELLIGENCE GROUP, INC.

Date: May 26, 2015	By:	/s/ Stephen R. Head
	Name:	Stephen R. Head
	Its:	Chief Financial Officer, Senior Vice President of Finance and Administration, Treasurer and Secretary

EXHIBIT INDEX

4.1	Indenture with respect to the Company’s 1.25% Convertible Senior Notes due 2020, dated as of May 26, 2015, between the Company and U.S. Bank National Association, as trustee
4.2	Form of $150,000,000 aggregate principal amount of 1.25% Convertible Senior Notes due 2020 (included in Exhibit 4.1 hereto)
10.1

Purchase Agreement, dated May 19, 2015, among the Company, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as representatives of the several initial purchasers named therein

10.2	Form of Capped Call Confirmation between the Company and each Option Counterparty